POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Deirdre Cunnane, Sarah S. Kelleher, Lisa King, Jeff S. Prusnofsky, Amanda C. Quinn, Joanne Skerrett and Peter M. Sullivan, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 31, 2024, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ David DiPetrillo David DiPetrillo President (Principal Executive Officer)	February 27, 2024
/s/ James Windels James Windels Treasurer (Principal Financial and Accounting Officer)	February 27, 2024

/s/ Joseph S. DiMartino Joseph S. DiMartino Chairman of the Board	February 27, 2024

/s/ Francine J. Bovich Francine J. Bovich Board Member /s/ Andrew J. Donohue Andrew J. Donohue Board Member	February 27, 2024 February 27, 2024
/s/ Bradley J. Skapyak Bradley J. Skapyak Board Member	February 27, 2024
/s/ Roslyn M. Watson Roslyn M. Watson Board Member	February 27, 2024
/s/ Benaree Pratt Wiley Benaree Pratt Wiley Board Member	February 27, 2024

ATTACHMENT A

BNY Mellon Alcentra Global Credit Income 2024 Target Term Fund, Inc.

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

BNY Mellon High Yield Strategies Fund

BNY Mellon Investment Funds I

-BNY Mellon Global Fixed Income Fund

-BNY Mellon International Equity Fund

-BNY Mellon Small Cap Growth Fund

-BNY Mellon Small Cap Value Fund

-BNY Mellon Small/Mid Cap Growth Fund

BNY Mellon Investment Funds II, Inc.

-BNY Mellon Global Emerging Markets Fund

-BNY Mellon Yield Enhancement Strategy Fund

BNY Mellon Investment Funds III

-BNY Mellon Equity Income Fund

-BNY Mellon Global Equity Income Fund

-BNY Mellon High Yield Fund

-BNY Mellon International Bond Fund

BNY Mellon Investment Funds IV, Inc.

-BNY Mellon Bond Market Index Fund

-BNY Mellon Floating Rate Income Fund

-BNY Mellon Institutional S&P 500 Stock Index Fund

-BNY Mellon Tax Managed Growth Fund

BNY Mellon Fund Power of Attorney 2024